UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2018

CORPORATE CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	814-01108	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2018, Corporate Capital Trust II (the “Company”) entered into the Fourth Amended and Restated Expense Support and Conditional Reimbursement Agreement (the “A&R Expense Support Agreement”), with CNL Fund Advisors II, LLC (“CNL”) and KKR Credit Advisors (US) LLC (“KKR” and, together with CNL, the “Advisors”). The A&R Expense Support Agreement replaced the Third Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated as of October 20, 2017 (the “Expense Support Agreement”). The A&R Expense Support Agreement extends the Expense Support Payment Period (as defined in the A&R Expense Support Agreement) to December 31, 2018. The A&R Expense Support Agreement is otherwise substantially similar to the Expense Support Agreement.

Concurrently with the execution of the A&R Expense Support Agreement, the Advisors agreed, if the A&R Expense Support Agreement is terminated concurrently with the execution by the Company of either (i) investment advisory agreements with KKR and an affiliate of Franklin Square Holdings, L.P. or (ii) an investment advisory agreement with FS/KKR Advisor, LLC, in each case, as described in the preliminary proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the "SEC") on December 19, 2017, to waive the Company's obligation to reimburse the Advisors within 30 days following such termination for all expense support payments not previously reimbursed. Notwithstanding this waiver, the Company's reimbursement obligations under the A&R Expense Support Agreement shall remain in effect following its termination until all expense support payments made thereunder have been reimbursed, subject to any applicable limitations in accordance with the terms thereof.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Expense Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 of Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amended and Restated Expense Support Agreement by and among Corporate Capital Trust II, CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s preliminary proxy statement on Schedule 14A, which was filed with the SEC on December 19, 2017 (the “Proposals”). In connection with the Proposals, the Company intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (“Proxy Statement”). SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed by the Company with the SEC free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrustii.com/investor-resources), or by writing to the Company at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801 (telephone number (866) 650-0650).

Participants in the Solicitations

The Company and its directors, trustees, executive officers and certain other members of management and employees, including employees of KKR, CNL and Franklin Square Holdings, L.P. and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the Proposals will be contained in the Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2018		CORPORATE CAPITAL TRUST II a Delaware statutory trust

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer, Chief Financial Officer and Chief Operator Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Fourth Amended and Restated Expense Support Agreement by and among Corporate Capital Trust II, CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC.